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                                                                    EXHIBIT 99.1

                                 Company Contact:    Gary H. Schoenfeld
                                                     President and
                                                     Chief Executive Officer
                                                     Vans, Inc.
                                                     562/565-8267

FOR IMMEDIATE RELEASE

                                 Investor Relations: Chad A. Jacobs/Thomas Ryan
                                                     Integrated Corporate
                                                     Relations, Inc.
                                                     203/222-9013

               VANS, INC. NAMED FOOTWEAR NEWS COMPANY OF THE YEAR
   --VANS ALSO NAMED ONE OF THE 200 BEST SMALL COMPANIES BY FORBES MAGAZINE --
               -- VANS REPORTS COMPS TRENDING IN DOUBLE DIGITS AND
        REITERATES COMFORT WITH FIRST CALL CONSENSUS EARNINGS ESTIMATE --

Santa Fe Springs, California, November 14, 2000--Vans, Inc. (NASDAQ: VANS) today announced it was named Company of the Year by Footwear News, the leading footwear trade publication. This follows Vans' recognition by Footwear News as Marketer of the Year in December 1998. The Company also announced that it was recently named one of the 200 Best Small Companies in America by Forbes Magazine.

"We are very pleased to receive these two major distinctions," stated Gary H. Schoenfeld, Vans' President and Chief Executive Officer. "I would like to commend our entire team for their enthusiasm, dedication and commitment to excellence and innovation, which have been the driving force behind our success to date."

Mr. Schoenfeld further commented, "We continue to raise the bar internally, as we strive to further our position as the leading sports and lifestyle brand for today's youth market. We are happy that our efforts are being recognized on a number of different levels."

Maryann LoRusso, Editor-in-Chief, Footwear News commented, "The editors of FN have chosen Vans as this year's Company of the Year for a variety of reasons. Besides experiencing stellar sales growth this past year, the company continued to strengthen its brand through focused, integrated marketing and a precise understanding of its target market. The brand has achieved an almost cult-like status among kids across the globe, and we expect amazing things from Vans in the years to come."

The Company also announced that it continues to be comfortable with the First Call consensus earnings estimate for the second quarter of fiscal 2000 which ends November 25, 2000, and that its retail stores have continued to achieve double digit comp store gains quarter to date.* The Company expects to release its second quarter earnings after the close of the market on December 19, 2000, and to web cast its conference call with analysts at 4:45 eastern standard time that same day.

Vans, Inc. is a leading branded lifestyle company for the youth market. Vans reaches its 10 to 24 year-old target consumers through the sponsorship of Core Sports,(TM) such as skateboarding, snowboarding, surfing and wakeboarding, and through major entertainment events and venues, such as the VANS




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Triple Crown(TM) Series, the VANS Warped Tour,(TM) the VANS World Amateur
Skateboarding Championships, the world's largest VANS skate parks, and the VANS High Cascade Snowboard Camp,(TM) located on Mt. Hood. The Company operates 140 retail stores in the U.S. and Europe, and designs, markets and distributes active-casual footwear, clothing and accessories, performance footwear for Core Sports, (TM) snowboard boots, step-in snowboard boot bindings, and outerwear worldwide. Vans' Internet address is www.vans.com.















* This is a forward-looking statement about the Company's sales and earnings for the second quarter of fiscal 2001. Actual sales and earnings results for the Company may vary significantly and could be impacted by a number of important factors, including but not limited to: (i) the ongoing consolidation of the retail segment of the footwear industry; (ii) the occurrence of downward trends in the U.S. economy, foreign economies and the footwear industry, or the occurrence of events that adversely affect the world economy in general; (iii) changes in the fashion preferences of the Company's target customers and the Company's ability to anticipate and respond to such changes; (iv) increasing competition in all lines of the Company's business from both large, well-established companies with significant financial resources and brand recognition, and smaller niche competitors who market exclusively to the Company's target customers; (v) the cancellation of orders which could alter bookings numbers; (vi) the fluctuation of foreign currencies in relation to the U.S. dollar; and (vii) whether future skate parks opened by the Company will be as successful as the Company's current parks. Many of these factors, and others, are discussed more extensively in the Company's amended Annual Report on Form 10-K for the year ended May 31, 2000, which is filed with the Securities and Exchange Commission.